Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of MUFG Americas Holdings Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints John F. Woods, Rolland D. Jurgens and Michael F. Coyne and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer's and director's capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2015, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, MUFG Americas Holdings Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

MUFG AMERICAS HOLDINGS CORPORATION

By	/s/ STEPHEN E. CUMMINGS	Dated:	February 22, 2016
Name: Stephen E. Cummings
Title: President and Chief Executive Officer

Signature	Title	Date

/s/ MICHAEL D. FRAZIER	Director	February 26, 2016
Michael D. Frazier

/s/ CHRISTINE GARVEY	Director	February 24, 2016
Christine Garvey

/s/MOHAN S. GYANI	Director	February 23, 2016
Mohan S. Gyani

/s/ ANN F. JAEDICKE	Director	February 23, 2016
Ann F. Jaedicke

/s/ HIRONORI KAMEZAWA	Director	February 22, 2016
Hironori Kamezawa

/s/ HENRY R. KEIZER	Director	February 22, 2016
Henry R. Keizer

/s/ KANETSUGU MIKE	Director	February 24, 2016
Kanetsugu Mike

Signature	Title	Date

/s/ TAKASHI MORIMURA	Director	February 29, 2016
Takashi Morimura

Director
Barbara L. Rambo

/s/ MUNEAKI TOKUNARI	Director	February 23, 2016
Muneaki Tokunari

/s/ DEAN A. YOOST	Director	February 29, 2016
Dean A. Yoost